UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   September 22, 2022

ENVIRO TECHNOLOGIES U.S., INC.

(Exact name of registrant as specified in its charter)

Florida	000-30454	82-0266517
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

408 State Hwy 135N, Kilgore, Texas	75662
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 903-392-0948

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Company’s Certifying Accountant

(a)	Dismissal of Liggett & Webb P.A. (“Liggett & Webb”)

On September 22, 2022, the Board of Directors (the “Board”) of Enviro Technologies U.S., Inc. (the “Company”) dismissed Liggett & Webb as its independent registered public accounting firm.

The accounting reports of Liggett & Webb on the Company’s consolidated financial statements for fiscal years ended December 31, 2021 (“2021”) and December 31, 2020 (“2020”) did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except that each report on the Company’s consolidated financial statements contained an explanatory paragraph regarding the Company’s ability to continue as a going concern based on the Company’s working capital deficit, accumulated deficit and negative cash flows from operations.

During fiscal years ended 2021 and 2020 and the subsequent interim period through September 22, 2022, the effective date of Liggett & Webb’s dismissal, there were (i) no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Liggett & Webb on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Liggett & Webb would have caused Liggett & Webb to make reference thereto in its reports on the consolidated financial statements of the Company for such years, and (ii) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Liggett & Webb a copy of this Current Report prior to its filing with the Securities and Exchange Commission (the “SEC”) and requested Liggett & Webb to furnish the Company with a letter addressed to the SEC, stating whether or not it agrees with the statements made in this Item 4.01. A copy of Liggett & Webb’s letter dated September 23, 2022, confirming its agreeance with the disclosures in this Item 4.01 is attached as Exhibit 16.1 to this Form 8-K.

(b)	Engagement of RBSM LLP (“RBSM”)

On September 22, 2022, the Board appointed RBSM, an independent registered public accounting firm which is registered with, and governed by the rules of, the Public Company Accounting Oversight Board, as our independent registered public accounting firm.

During the fiscal years ended 2021 and 2020 and the subsequent interim period through September 22, 2022, neither the Company, nor any party on behalf of the Company, consulted with RBSM with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of the audit opinion that might be rendered with respect to the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company by RBSM that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was subject to any disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

RBSM audited the financial statements of Ecoark Holdings, Inc., a Nevada corporation (“Ecoark”) for the fiscal years ended March 31, 2022 and March 31, 2021. Ecoark was the sole shareholder of Banner Midstream Corp., a Delaware corporation (“Banner Midstream”). Effective September 6, 2022, Banner Midstream became a wholly owned subsidiary of the Company pursuant to a Share Exchange Agreement by and between the Company, Ecoark and Banner Midstream (the “Share Exchange”). The Share Exchange is treated as a reverse acquisition.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 22, 2022, the Board approved the change in its fiscal year end from December 31 to March 31 as a result the Share Exchange to conform its fiscal year end to that of Banner Midstream. The financial statements required in connection with the closing of the Share Exchange pursuant to Rule 8-04(b) of Regulation S-X will be filed by amendment to the Company’s Form 8-K dated September 6, 2022 within the time prescribed pursuant to Item 9.01(a) of Form 8-K.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit
16.1	Letter from Liggett & Webb P.A. dated September 23, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIRO TECHNOLOGIES U.S., INC.

Date: September 23, 2022	By:	/s/ Jimmy R. Galla
Jimmy R. Galla, Chief Executive Officer and Chief Financial Officer

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